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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Dow Chemical Company:

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-106533 of The Dow Chemical Company on Form S-3 of our reports dated January 30, 2003 (February 13, 2003 as to Note U) (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for derivative instruments and hedging activities to conform to Statement of Financial Accounting Standards No. 133 and an explanatory paragraph relating to a change in the method of accounting for goodwill to conform to Statement of Financial Accounting Standards Nos. 141 and 142) appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.


/s/ Deloitte & Touche LLP
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Midland, Michigan
August 11, 2003